Exhibit 10.2

FORM OF SHARE ESCROW AGREEMENT

THIS SHARE ESCROW AGREEMENT (“Agreement”) is made as of as of this 9th day of April, 2015 by and among (A) Engage Mobility, Inc., a corporation incorporated under the laws of the State of Florida (the “Company”); (B) James S. Byrd, Jr. (“Byrd”) and Douglas S. Hackett (“Hackett”) (collectively, the “Sellers”), and (C) Engage International Technology Co., Ltd. (the “Buyer”), and (D) Hunter Taubman Weiss LLP (the “Escrow Agent”).

RECITALS:

(1)	Pursuant to that certain Stock Purchase Agreement, dated as of April 9, 2015 (“Closing Date”), by and among the Company, the Sellers and the Buyer (the “Stock Purchase Agreement”), pursuant to which the Buyer agreed to purchase and the Sellers agreed to sell a total of 16,462,505 shares of the Company’s common stock (“Subject Shares”), representing approximately 75.61% of the Company’s issued and outstanding common stock, for a consideration of $50,000 by the Buyer.

(2)	In accordance therewith, on the Closing Date, the Sellers shall tender their resignation from all positions on the Company’s Board and/or as executive officers of the Company. Accordingly, Byrd shall cease to be the Chairman of the Board of Directors of the Company, and Hackett shall cease to be the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company. On the Closing Date, the Buyer shall appoint new members on the Board and new executive officers of the Company (“Change of Control”).

(3)	Following the Change of Control, the Buyer has agreed to use its best efforts to cause the Company’s securities to be listed on the Nasdaq Stock Market (“Nasdaq”) or New York Stock Exchange (“NYSE”) within 24 months from the Closing Date (the “Uplisting”).

(4)	As an inducement to the Sellers to enter into the Stock Purchase Agreement, the parties have agreed to place stock certificates representing 400,000 shares of the Company’s common stock (the “Escrowed Shares”) of the Subject Shares potentially being sold by Hackett into escrow. The release of the Escrowed Shares shall be in connection with the Uplisting. The Company, the Buyer and the Sellers have requested that the Escrow Agent hold the Escrowed Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

(5)	Unless otherwise defined in this Agreement, all capitalized terms shall have the same meaning as is defined in the Stock Purchase Agreement.

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NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1         Appointment of Escrow Holder. The parties hereby agree to have Hunter Taubman Weiss LLP act as Escrow Agent whereby the Escrow Agent shall receive the Escrow Shares in escrow and distribute the same as set forth in this Agreement.

1.2          Escrow Deposit

(a)            At the Closing Date, the Sellers shall deliver the Escrowed Shares to the Escrow Agent;

(b)           The Escrow Agent shall hold the Escrowed Shares in an escrow account at all times until such Escrowed Shares are disbursed in accordance herewith.

1.3          Escrow Distribution & Release.

(a)            In the event that the Uplisting occurs within 24 months from the Closing Date, the Escrowed Shares shall be deemed, for all purposes, to have been retained by Hackett and not sold to the Buyer hereunder, thereby reducing the amount of Subject Shares purchased from Hackett hereunder by 400,000, without causing retroactive change to the Purchase Price. The Company shall remit written instructions to the Escrow Agent, in the form of Exhibit A attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, directing the Escrow Agent to release the Escrowed Shares, as specified therein. The Escrow Agent shall distribute and release the Escrowed Shares as instructed within two (2) business days.

(b)            In the event that the Uplisting does not occur within 24 months from the Closing Date, the Escrowed Shares shall be transferred to the Buyer with no additional cost. Upon remittance of written instructions to the Escrow Agent in the form of Exhibit B attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, directing the Escrow Agent to release the Escrowed Shares, as specified therein. The Escrow Agent shall distribute and release the Escrowed Shares as instructed within two (2) business days.

(c)            Upon the Escrow Agent’s completion of its obligations under Section 1.3(a) or 1.3(b), this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

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1.4         This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should any of the parties attempt to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the parties in writing five days in advance. In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the parties that a successor escrow agent has been appointed, shall be to hold and preserve the Escrowed Shares that are in its possession. Upon receipt by the Escrow Agent of said notice from the parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Escrowed Shares, the Escrow Agent shall promptly thereafter transfer all of the Escrowed Shares that it is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Escrowed Shares, the Escrow Agent shall furnish the parties with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the parties after the Escrow Agent promptly transfers all of the Escrowed Shares that it is still holding in escrow, to the above said successor escrow agent.

1.5         The Escrow Agent shall be reimbursed by the parties under the Stock Purchase Agreement for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the parties in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Escrowed Shares and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Buyer. The Company and the Sellers acknowledge and represent that they are not being represented in a legal capacity by Hunter Taubman Weiss LLP and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement. The Company and the Sellers acknowledge that the Escrow Agent is not rendering securities advice to them with respect to this transaction or otherwise. The Company and the Sellers consent to the Escrow Agent acting in such capacity as legal counsel for the Buyer and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The parties understand that the Escrow Agent is relying explicitly on the foregoing provisions contained in this Section 1.5 in entering into this Agreement.

1.6         The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

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1.7         The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8         The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9         If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10       It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrowed Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said Escrowed Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Escrowed Shares held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

2.1         This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3         This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4         Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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2.5         The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively in the federal or state courts resident in New York County, New York.

2.6         Any notice required or permitted hereunder shall be given in a manner provided in the Notice Section contained in the Purchase Agreement to the address or contact information for the Parties set forth therein or, in the case of notice to the Escrow Agent, shall be sent by commercial overnight courier such as UPS or Fedex to the Escrow Agent at the address first written above.

2.7         The Buyer shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement, including reasonable attorney’s fees and courier fees incurred to deliver the Escrowed Shares pursuant to this Agreement. The Sellers are not responsible for any fees, costs and expenses incurred or that become due in connection with this Agreement.

2.8         By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Stock Purchase Agreement or any related agreements.

2.9         Post Closing Condition. The parties hereby agree, at the Buyer’s request, to sign a translated English-Chinese version of this Agreement within 10 business days of the Closing Date with the understanding that this Agreement signed on this April 9, 2015 is the formal agreement by and among the Parties and should the Chinese version of certain terms in the later signed agreement conflict with their Chinese counterpart, the English version shall prevail. The Buyer shall bear the cost of creating such documentation.

(Signature Page to Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BUYER: Engage International Technology Co., Ltd.

By
Name: Hua Zhang
Title: CEO

COMPANY: Engage Mobility, Inc.

By:
Name: Douglas S. Hackett
Title: CEO

SELLER: James S. Byrd, Jr.

By
Name: James S. Byrd, Jr.

SELLER: Douglas S. Hackett

By:
Name: Douglas S. Hackett

ESCROW AGENT: Hunter Taubman Weiss LLP

By:
Name: Rachael Schmierer
Title: Partner

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Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: _________________

Hunter Taubman Weiss LLP

130 W. 42nd Street, Suite 1050

New York, NY 10036

Attn: Louis E. Taubman

Dear Escrow Agent:

In accordance with the terms of Article 1 of the Share Escrow Agreement dated as of this 9th day of April, 2015 by and among (A) Engage Mobility, Inc., a corporation incorporated under the laws of the State of Florida (the “Company”); (B) James S. Byrd, Jr. (“Byrd”) and Douglas S. Hackett (“Hackett”) (collectively, the “Sellers”), and (C) Engage International Technology Co., Ltd. (the “Buyer”), and your offices as Escrow Agent, you are hereby notified of the following:

The Company has successfully listed its securities on Nasdaq / NYSE (please circle one) and therefore, the Escrowed Shares shall be transferred to Mr. Hackett as follows:

Recipient’s Name	Address	Amount of Escrowed Shares to be distributed
400,000

Very truly yours,

ENGAGE MOBILITY, INC.

By: _______________________________
Name: Hua Zhang
Title:   Chief Executive Officer

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Exhibit B

FORM OF ESCROW RELEASE NOTICE

Date: _________________

Hunter Taubman Weiss LLP

130 W. 42nd Street, Suite 1050

New York, NY 10036

Attn: Louis E. Taubman

Dear Escrow Agent:

In accordance with the terms of Article 1 of the Share Escrow Agreement dated as of this 9th day of April, 2015 by and among (A) Engage Mobility, Inc., a corporation incorporated under the laws of the State of Florida (the “Company”); (B) James S. Byrd, Jr. (“Byrd”) and Douglas S. Hackett (“Hackett”) (collectively, the “Sellers”), and (C) Engage International Technology Co., Ltd. (the “Buyer”), and your offices as Escrow Agent, you are hereby notified of the following:

The Company was unable to list its securities on Nasdaq or NYSE and therefore, the Escrowed Shares shall be transferred to the Buyer as follows.

Recipient’s Name	Address	Amount of Escrowed Shares to be distributed
400,000

Very truly yours,

ENGAGE MOBILITY, INC.

By: _______________________________
Name: Hua Zhang
Title:   Chief Executive Officer

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